Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (File Nos. 033-64647, 333-66562 and 333-120132) on Form S-8 of Tredegar Corporation of our report dated June 16, 2022, relating to our audit of the financial statements and supplemental schedule of Tredegar Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K of Tredegar Corporation Retirement Savings Plan for the year ended December 31, 2021.

/s/ PBMares, LLP

Richmond, Virginia
June 16, 2022